Exhibit 99.2

Second Quarter 2020 Financial Results Conference Call

Forward Looking Statements 2 This presentation contains express or implied forward - looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward - looking statements include, but are not limited to, those statements regarding the belief that the merger with Global Fintech Holdings LTD., or GFH, and the recent investments in Micronet will create synergies and advantages for all companies involved , our expectations regarding the global logistics and transportation telematics industry growth, and the belief that a majority stake in Micronet will leverage our global platform to grow the telematics business. Such forward - looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward - looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10 - K for the year ended December 31, 2019 and in subsequent filings with the Securities and Exchange Commission, or the SEC and in subsequent filings with the SEC. Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements whether as a result of new information, future events or otherwise.

3 Q2 2020 Developments ▪ On July 1, 2020, MICT completed the acquisition of Global Fintech Holdings Ltd. ("GFH") for approximately $25 million in convertible securities, launching MICT into the global fintech industry. ▪ In connection with the GFH acquisition, MICT has received commitments to raise $15 million through convertible promissory notes, convertible into shares of MICT common stock (upon stockholder approval) at a conversion price of $1.10 per share. ▪ As of June 23, 2020, MICT had increased its position in Micronet Ltd.’s outstanding ordinary shares. MICT current owns 53.39% of Micronet Ltd.'s outstanding ordinary shares, thus giving MICT controlling interest its telematics business subsidiary. Through GFH’s deep experience and network in the Asian markets, we believe we are well positioned to expand Micronet’s business beyond the U.S. and Europe, into Asia. The acquisition of GFH brings crossover benefits to the telematics business, and is a driving reason for MICT’s decision to increase its stake in Micronet. ▪ Per U.S. GAAP accounting principles, MICT will report revenues and financial results from both its subsidiaries, GFH and Micronet, in the third quarter of 2020.

4 Springboard for Revenue and Earnings Growth ▪ MICT has built a platform which combines the anticipated organic growth of our operating businesses in fintech and telematics, with strategic accretive acquisitions that are contemplated to be completed in the future in an effort to further expand these businesses ▪ Micronet is well established with a robust product portfolio and installed base of customers including global logistics and trucking companies in the global telematics market which is expected to grow $45 billion by 2022 according to Grandview Research ▪ GFH’s versatile proprietary trading technology platform is designed to serve a large number of high growth sectors, as well as to interface with platforms used by strategic partners ▪ GFH’s primary areas of focus include online brokerage for equities trading and sales of insurance products in several foreign markets ▪ The early and primary focus will be on the provision of services in China, where the significant growth in the country’s affluent class has driven a surge in demand for investment products and wealth management services ▪ With several accretive acquisition opportunitie in the fintech and telematics sectors currently in our pipeline and under consideration, we are currently conducting due diligence and expect to announcing the achievement of additional revenue - driving events

5 ▪ Revenues were $0 in Q2 2020 and 2019 ▪ Gross profit was $0 in Q2 2020 and 2019 ▪ Research and development (R&D) expense was $0 Q2 2020 and 2019 ▪ Selling, general and administrative (SG&A) expense in Q2 2020 was $668,000 compared to $670,000 in Q2 2019 ▪ Net income attributable to MICT was $227,000 million in Q2 2020 compared to a net loss of $1.1 million in Q2 2019 ▪ As of June 30, 2020, MICT had $9.7 million in cash MICT, Inc. Q2 2020 Results

Revenues for 6 Months Ended June 30, 2020 6 $477,000 $0 6 Months 2019 6 Months 2020

Income Statement Highlights (in 000s except share and per share data) Six months ended June 30, Three months ended June 30, 2020 2019 2020 2019 Revenues $ - $ 477 $ - $ - Cost of revenues - 846 - - Gross profit (loss) - (369) - - Operating expenses: Research and development - 261 - - Selling and marketing - 198 - - General and administrative 1,438 1,660 668 670 Amortization of intangible assets 20 - - Total operating expenses 1,438 2,139 668 670 Loss from operations (1,438) (2,508) (668) (670) Share in investee losses (786) (405) (146) (405) Net profit from loss of control 299 - Gain on previously held equity in Micronet 665 - 665 - Financial (income) expenses, net 157 (54) 381 22 Income (loss) before provision for income taxes (1,402) (2,560) 232 (1,097) Provision for income taxes 6 8 5 5 Total net profit (loss) (1,408) (2,568) 227 (1,102) Net loss attributable to non-controlling interests (556) - Net profit (loss) attributable to MICT, Inc. (1,408) (2,012) 227 (1,102) Earnings (loss) per share attributable to MICT, Inc. Basic $ (0.12) $ (0.19) $ 0.02 $ (0.10) Diluted - - 0.00 - Weighted average common shares outstanding: Basic 11,092,144 10,365,744 11,094,784 11,009,199 Diluted 11,092,144 10,365,744 19,901,263 11,009,199 7

Balance Sheet 8 In Millions June 30, 2020 (Unaudited) December 31, 2019 (Audited) Cash, cash equivalents and restricted cash $9.7 M $3.2 M Trade account receivable, net $0.3 M $ 0 Bank & others debts $9.3 M $1.8 M Net working capital $1.0 M $4.1 M Stockholders’ equity $6.5 M $3.2 M